UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 8, 2021

OneSpaWorld Holdings Limited

(Exact name of registrant as specified in its charter)

Commonwealth of The Bahamas	001-38843	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harry B. Sands, Lobosky Management Co. Ltd. Office Number 2 Pineapple Business Park Airport Industrial Park P.O. Box N-624 Nassau, Island of New Providence, Commonwealth of The Bahamas	N/A
(Address of principal executive offices)	(Zip Code)

Tel: (242) 322-2670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value (U.S.) $0.0001 per share	OSW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☒   Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K is being filed by OneSpaWorld Holdings Limited (the “Company”) solely to incorporate by reference into the Company’s Registration Statement on Form S-3 (File No. 333-239628), which was declared effective on July 22, 2020, the information contained in this Current Report, including the exhibit hereto. Certain of the information in this Current Report was previously furnished by the Company in its Current Report on Form 8-K filed by the Company on March 3, 2021.

This Current Report and Exhibit 99.1 hereto contain certain financial measures that are considered “non-GAAP financial measures,” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. Exhibit 99.1 to this Report also contains a reconciliation of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with generally accepted accounting principles (“GAAP”), as well as the reasons why the Company’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations. The non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated and presented in accordance with GAAP.

This Current Report includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates, and projections of the Company may differ from its actual results and consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” or the negative or other variations thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company, including projected financial information (which is not audited or reviewed by the Company’s auditors), and the future plans, operations and opportunities for the Company and other statements that are not historical facts. These statements are based on the current expectations of the Company’s management and are not predictions of actual performance. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Factors that may cause such differences include, but are not limited to: the impact of the COVID-19 pandemic on the Company’s business and its results of operation and liquidity for the foreseeable future; the demand for the Company’s services together with the possibility that the Company may be adversely affected by other economic, business, and/or competitive factors or changes in the business environment in which the Company operates; changes in consumer preferences or the market for the Company’s services; changes in applicable laws or regulations; the availability or competition for opportunities for expansion of the Company’s business; difficulties of managing growth profitably; the loss of one or more members of the Company’s management team; loss of a major customer and other risks and uncertainties included from time to time in the Company’s reports (including all amendments to those reports) filed with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this communication.

Item 8.01	Other Events

On March 3, 2021, the Company announced certain of its operating and financial results for its fourth quarter and fiscal year ended December 31, 2020.

Operating Results

The Company’s fourth quarter and 2020 fiscal year performance was materially impacted by the global COVID-19 pandemic, including actions taken by cruise lines, hotels and resorts and governmental authorities around the world. These actions include the U.S. Centers for Disease Control and Prevention’s (“CDC”) No Sail Order issued on March 14, 2020 and extended on April 9, 2020, July 16, 2020 and September 30, 2020 and the CDC issued a Framework for Conditional Sailing Order on October 30, 2020, which will remain in effect until the earliest of: (1) the expiration of the Secretary of Health and Human Services’ declaration that COVID-19 constitutes a public health emergency, (2) the CDC Director rescinds or modifies the order based on specific public health or other considerations, or (3) November 1, 2021. Pursuant to the Framework for Conditional Sailing Order, the No Sail Order has been lifted and the cruise industry will work with the CDC on a phased in return-to-service, which will consist of three phases: (i) testing and implementing additional safeguards for crew members; (ii) conducting simulated voyages to test cruise operators’ ability to mitigate COVID-19 risk; and (iii) providing a certification to ships that meet specified requirements, thereby allowing for a phased return to cruise ship passenger voyages.

The Company ended the 2020 fiscal year with health and wellness centers on 163 ships, all of which were closed as of March 14, 2020, and all except one remained closed at year end pending resumption of voyages.

The Company ended the 2020 fiscal year at 54 destination resort spas, all of which were closed as of March 26, 2020. At year-end fiscal 2020, 45 destination resort spas were in operation.

The Company repatriated all of its employees from COVID related cruise suspensions, eliminating all ongoing expenses related to these repatriated employees. 18 cruise ship personnel have re-embarked on vessels that sailed in the fourth quarter of fiscal 2020.

Financial Results

Fourth Quarter Ended December 31, 2020 Compared to December 31, 2019

Results of operations in the fourth quarter of fiscal 2020 compared to the fourth quarter of fiscal 2019 were materially adversely impacted by the global COVID-19 pandemic that resulted in cancellation of the Company’s voyages and the closing of many destination resort health and wellness centers as of the beginning of the first quarter.

Total revenues for the fourth quarter of fiscal 2020 were $3.8 million, as compared to $139.4 million in the fourth quarter of fiscal 2019. Revenues generated in this year’s fourth quarter were primarily related to the 45 destination resort spas that were open during the quarter and e-commerce sales on the Company’s timetospa.com website.

Cost of services for the fourth quarter of fiscal 2020 was $6.9 million, as compared to $95.6 million in the fourth quarter of fiscal 2019. Cost of products was $6.8 million in the fourth quarter of fiscal 2020 and included a $4.9 million charge for the write down of inventory that is expected to expire as a result of the extended pause in operations caused by the COVID-19 pandemic and damaged inventories. In comparison, cost of products was $28.2 million in the fourth quarter of fiscal 2019.

Net (loss) income attributable to OneSpaWorld was ($28.0) million in the fourth quarter of fiscal 2020, as compared to $1.1 million in the fourth quarter of fiscal 2019. Adjusted net (loss) income was ($20.7) million in the fourth quarter of fiscal 2020, as compared to $6.7 million in the fourth quarter of fiscal 2019.

Adjusted EBITDA was ($15.4) million in the fourth quarter of fiscal 2020, as compared to $13.0 million in the fourth quarter of fiscal 2019.

Unlevered after-tax free cash flow was ($15.9) million in the fourth quarter of fiscal 2020, as compared to $12.5 million in the fourth quarter of fiscal 2019.

Fiscal Year Ended December 31, 2020 Compared to December 31, 2019

Results of operations for the 2020 fiscal year compared to the 2019 fiscal year were materially adversely impacted by the global COVID-19 pandemic that resulted in cancellation of the Company’s voyages beginning March 14, 2020 and the closing of destination resort health and wellness centers beginning March 26, 2020.

Total revenues were $120.9 million in the 2020 fiscal year, as compared to $562.2 million in the 2019 fiscal year, reflecting the decline in operating capacity driven by forced closures of its health and wellness centers aboard cruise ships and at destination resorts. Revenues primarily reflected: (i) first quarter voyages ahead of the March 14, 2020 CDC No-Sail Order; (ii) destination resort spas that were open during a portion of the year, and (iii) e-commerce sales on the Company’s timetospa.com website.

Cost of services were $107.3 million in the 2020 fiscal year, as compared to $369.7 million in the 2019 fiscal year. Cost of products were $32.0 million in the 2020 fiscal year and included a $6.0 million charge for the write down of inventory that is expected to expire as a result of the extended pause in operations caused by the COVID-19 pandemic and damaged inventories. In comparison, cost of products was $114.3 million in the 2019 fiscal year.

Net (loss) income attributable to OneSpaWorld was ($280.5) million in the 2020 fiscal year, as compared to ($41.0) million in the 2019 fiscal year. Adjusted net (loss) income was ($65.8) million in the 2020 fiscal year, as compared to $32.6 million in the 2019 fiscal year.

Adjusted EBITDA totaled ($42.7) million in the 2020 fiscal year, as compared to $58.7 million in the 2019 fiscal year.

Unlevered after-tax free cash flow was ($45.0) million, as compared to $55.0 million in the 2019 fiscal year.

Cash and borrowing capacity under the Company’s line of credit totaled $56.4 million at year-end fiscal 2020, as compared to $33.9 million at year-end fiscal 2019. Cash at year-end fiscal 2020 was $43.4 million and included $11.6 million in gross proceeds from the sale of 1.3 million shares as part of the Company’s $50 million, “at-the-market” equity offering program (“ATM program”). At year-end, $38.4 million remained available under the ATM program. Availability under the Company’s line of credit was $13.0 million at year end fiscal 2020 compared to $20.0 million at year end fiscal 2019. The cash burn rate for the quarter of approximately $17 million was consistent with the Company’s expectations. The Company noted that it continues to expect to have the resources to enable it to fund its operations with no significant voyages and destination resort spas in operation through March 2022.

Total debt, net of deferred financing costs, was $229.4 million at year-end fiscal 2020.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
99.1	Unaudited Condensed Consolidated and Combined Financial Statements of the Company and its Subsidiaries

EXHIBIT INDEX

Exhibit Number	Description
99.1	Unaudited Condensed Consolidated and Combined Financial Statements of the Company and its Subsidiaries

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OneSpaWorld Holdings Limited

Date: March 8, 2021	By:	/s/ Stephen B. Lazarus
Stephen B. Lazarus
Chief Operating Officer and Chief Financial Officer